UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

Bumble Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40054	85-3604367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street
Austin, Texas		78756
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 696-1409

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(d) On July 30, 2024, Jennifer B. Morgan notified the Board of Directors (the “Board”) of Bumble Inc. (the “Company” or “Bumble”) of her decision to resign from the Board, effective as of July 30, 2024. Ms. Morgan was recently appointed Chief Executive Officer of UKG, a provider of workforce management and human resource management services, and her decision to resign from the Company’s Board was not the result of any disagreement (i) with the Company, the Company’s management, or any other member of the Board, or (ii) on any matter relating to the Company’s operations, policies, or practices. Bumble and the Board wish to thank Ms. Morgan for her service and contributions to the Company.

On August 1, 2024, the Board appointed Martin Brand to the Board, effective as of August 1, 2024. Mr. Brand was previously the non-voting observer to the Board designated by Blackstone Inc. (“Blackstone”) pursuant to the Stockholders Agreement, dated February 10, 2021, by and among the Company and each of the other persons from time to time party thereto (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, Blackstone has designated Mr. Brand to serve as a director on the Board to fill the vacancy created by the resignation of Ms. Morgan. Mr. Brand will serve as a Class I director with a term expiring at the Company’s annual meeting of stockholders to be held in 2025. Mr. Brand has not been named to any committees of the Board at this time.

In connection with his appointment, Mr. Brand will enter into the Company’s standard form indemnification agreement for directors and officers. As a director appointed by Blackstone, Mr. Brand will not receive compensation in connection with his service as a director on the Board.

Mr. Brand has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date:	August 2, 2024	By:	/s/ Elizabeth Monteleone
		Name: Title:	Elizabeth Monteleone Chief Legal Officer